EXHIBIT 10.5 RSU STOCK BONUS PERFORMANCE-BASED CANADIAN AWARD AGREEMENT

[FORM OF RESTRICTED STOCK UNIT AWARD NOTICE AND AGREEMENT FOR STOCK BONUS AWARD (PERFORMANCE-BASED VESTING) FOR CANADIAN EMPLOYEES – REVISED AND APPROVED ON MAY 17, 2017]
RAYMOND JAMES FINANCIAL, INC.
2012 STOCK INCENTIVE PLAN
NOTICE OF PERFORMANCE BASED RESTRICTED STOCK UNIT AWARD
Grantee’s Name and Address:
Name
Address

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Performance Based Restricted Stock Unit Award (the “Notice”), the Raymond James Financial, Inc. 2012 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.
Date of Award
Total Number of Restricted Stock
Units Awarded (the “Units”)
Restricted Period:
Provided that the Grantee does not incur a Separation from Service and subject to other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule (the “Restricted Period”):
1.Units shall vest only if the Company’s three-year average after‑tax return on equity (determined on the basis of generally accepted accounting principles) for fiscal years 2018, 2019 and 2020 (the last day of fiscal year 2020, the “Determination Date”) (the “Average After‑Tax ROE”) is at least equal to six percent (6%). Based on the Average After‑Tax ROE, a number of the Units shall be eligible to vest (the “Eligible Units”), as follows:

Average After‑Tax ROE Achieved	Percentage of the Units Eligible to Vest (“Eligible Units”)
Less than 6%	0%
6%	50%
9%	75%
12%	100%
15%	125%
18% or more	150%
If the Average After‑Tax ROE is between two percentages set forth above, then the Percentage of Units Eligible to vest shall be determined by linear interpolation, rounded to the nearest whole percentage. For example, if the Average After‑Tax ROE is 11%, then the number of Eligible Units would equal 92% of the Units, and if the Average After‑Tax ROE is 13%, then the number of Eligible Units would equal 108% of the Units. In the event that the number of Eligible Units includes a fractional Unit, the number shall be rounded up to the next whole Unit. If the Average After‑Tax ROE is less than 12%, then a number of Units equal to (x) the Total Number of Units Awarded minus (y) the number of Eligible Units shall be forfeited and deemed reconveyed to the Company upon that determination by the Company, and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.
Notwithstanding the Plan definition of “Separation from Service,” the Grantee will also be deemed to incur a Separation from Service, and the then unvested Units shall be immediately forfeited, upon the Grantee’s change in status from Employee to Independent Contractor, or vice versa, for any reason prior to the Grantee’s attaining eligibility for Retirement.
2.The number of Eligible Units, if any, shall vest following the Determination Date upon the determination by the Company of the Average After‑Tax ROE, provided that the settlement of the Award shall occur between January 1, 2021 and March 15, 2021.
3.In the event of a Corporate Transaction or Change in Control prior to the Company’s determination of Average After-Tax ROE, the Units will convert to time based vesting. In that event, the Total Number of Restricted Stock Units will vest on the third anniversary of the Date of Award and the settlement of the Award shall occur between January 1, 2021 and March 15, 2021.
4.Notwithstanding the foregoing, the Award shall be subject to the following additional vesting provisions:

•
In the event of the Grantee’s death or Disability, or in the event the Grantee involuntarily incurs a Separation from Service other than for Cause or due to Performance‑Related Termination, a number of Eligible Units, if any, shall vest and the Award shall be settled upon the determination by the Company, as provided in paragraph 2 above. Notwithstanding the immediately preceding sentence, in the event of a Change in Control or Corporate Transaction prior to such determination, the Total Number of Restricted Stock Units shall vest and the Award shall be settled, as provided in paragraph 3 above.

•
In the event the Grantee involuntarily incurs a Separation from Service due to a Performance-Related Termination, the unvested Units subject to the Award shall vest on a pro-rated basis upon the determination by the Company, as provided in paragraph 2 above, and the Restricted Period shall expire as to the pro-rated amount. For this purpose, the pro-rated amount of Units that may vest will be determined by comparing the Grantee’s completed full years of service, if any within the applicable performance period to the full term of the performance period (unless an underlying contract with the Grantee provides for a different pro-ration method, in which case, the pro-rated amount of Units with such underlying contract). Any unvested Restricted Stock Units that do not vest in accordance with this paragraph shall be forfeited.

•
For purposes of this Agreement, a “Performance‑Related Termination” shall mean the Company’s termination of a Participant’s employment or other service due to a documented issue related to the Participant’s performance, as determined by the Company in its sole discretion.

•
In the event of the Grantee’s Retirement, a number of Eligible Units, if any, shall vest and the Award shall be settled upon the determination by the Company, as provided in paragraph 2 above, provided that (i) during the period following the date of the Grantee’s Retirement until the date on which the Award is settled or, if earlier, the two-year anniversary of the date of the Grantee’s Retirement (such period, the “Non-Compete Period”), the Grantee has satisfied the non-compete provision set forth below, and (ii) if the Grantee violates such non-compete provision before the expiration of the Non-Compete Period, any Units that have not vested before the expiration of the Non-Compete Period will immediately be forfeited. Notwithstanding the immediately preceding sentence, in the event of a Change in Control or Corporate Transaction prior to the settlement described in the foregoing sentence, and provided that the Grantee has not violated the non-compete provision set forth below during the Non-Compete Period, the Total Number of Restricted Stock Units shall vest and the Award shall be settled, as provided in paragraph 3 above. For purposes of this Award, “Retirement” means the Grantee’s voluntary Separation from Service or involuntary Separation from Service other than for Cause from the Company or any Related Entity after attainment of age 65 or after attainment of age 55 after five (10) years of service with the Company or a Related Entity either as an Employee or Independent Contractor. For purposes of this Award, the Grantee shall be deemed to have not satisfied the non-compete provision if the Grantee:

o	discloses the list of the Company’s or a Related Entity’s customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or

o
discloses to any person, firm, corporation, association, or other entity any information regarding the Company’s or a Related Entity’s general business practices or procedures, methods of sale, list of products, personnel information and any other valuable confidential business or professional information unique to the Company’s or a Related Entity’s business; or

o
owns more than five per cent (5%) of, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any business which is engaged in any business which is competitive to the business of the Company or a Related Entity; and are located within a radius of 100 miles of any location where the Grantee was employed or which was under the supervision, management or control of the Grantee; or

o
solicits or calls either for himself/herself or any other person or firm, any of the customers of the Company or a Related Entity on whom the Grantee called, with whom the Grantee became acquainted, or of whom the Grantee learned of during his/her employment; or

o	solicits any of the employees or agents of the Company or a Related Entity to terminate their employment or relationship with the Company or a Related Entity.

•
In the event of a Corporate Transaction or Change in Control the Units will further be subject to the terms and conditions of Section 11 of the Plan. For purposes of Section 11 of the Plan, this Award was granted in lieu of a cash payment for all or a portion of the Grantee’s annual bonus.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company.
In the event of the Grantee’s change in status from Employee or Independent Contractor to Director, Employee or Independent Contractor, as applicable, the determination of whether such change in status results in a Separation from Service will be determined in accordance with Section 409A.
During any authorized leave of absence, the vesting of the Units as provided in the schedule set forth above shall be suspended (to the extent permitted under Section 409A) and the duration of such suspension will parallel the duration of the leave of absence under the Company’s then effective leave of absence policy. The Restricted Period applicable to the Units shall be extended by the length of the suspension. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity; provided, however, that if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee shall be deemed to have incurred a Separation from Service on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of such separation. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government). Notwithstanding the foregoing, with respect to a leave of absence due to any medically determinable physical or mental impairment of the Grantee that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Grantee to be unable to perform the duties of the Grantee’s position of employment or substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period above.
Except as otherwise provided above or in Section 11 of the Plan, vesting shall cease upon the date the Grantee incurs a Separation from Service for any reason, any unvested Units held by the Grantee (and any dividend equivalents credited in respect of such Units) immediately upon such Separation from Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.
RAYMOND JAMES FINANCIAL, INC.
a Florida corporation

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD THAT THE GRANTEE IS PROVIDING SERVICES TO THE COMPANY OR A RELATED ENTITY AND HAS NOT OTHERWISE INCURRED A SEPARATION FROM SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

Grantee Acknowledges and Agrees:
The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A.
The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.
The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or such other website designated by the Company and communicated to the Grantee. By signing below and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet or such other website designated by the Company and communicated to the Grantee if and when the Company begins providing the Plan Documents electronically; (ii) represents that the Grantee has access to paper copies of the Plan Documents; and (iii) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.
The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system if and when such system is established and maintained by the Company or a third party designated by the Company.
The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Committee in accordance with Section 10 of the Agreement. The Grantee further agrees that, in accordance with Section 11 of the Agreement, any claim, suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be governed by and subject to the terms and conditions of the Arbitration Agreement entered into by and between the Grantee and the Company. The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

IMPORTANT NOTICE:
This Award is conditioned upon the Grantee’s acceptance of the provisions set forth in this Agreement within 60 days after the Agreement is presented to the Grantee for review. If the Grantee fails to accept the Award within such 60-day period, the Award shall be null and void, and the Grantee’s rights in the Award shall immediately terminate without any payment of consideration by the Company.

Date: ____________________    ____________________
Grantee’s Signature
Grant Date: ____________________
____________________
Grantee’s Printed Name

____________________
Address
____________________
City, State & Zip

[FORM OF RESTRICTED STOCK UNIT AWARD NOTICE AND AGREEMENT FOR STOCK BONUS AWARD (PERFORMANCE-BASED VESTING) FOR CANADIAN EMPLOYEES – REVISED AND APPROVED ON MAY 17, 2017]
RAYMOND JAMES FINANCIAL, INC.

2012 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
1.    Issuance of Units. Raymond James Financial, Inc., a Florida corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance Based Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (the “Agreement”) and the terms and provisions of the Raymond James Financial, Inc. 2012 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.
2.    Transfer Restrictions. The Units (and any dividend equivalents credited in respect of such Units) may not be transferred in any manner other than by will or by the laws of descent and distribution.
3.    Conversion of Units and Issuance of Shares.
(a)    General. Subject to Sections 3(b) and 3(c), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting or as otherwise provided in the applicable vesting provisions. Immediately thereafter, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Notwithstanding the foregoing, if the Award is subject to Section 409A, the relevant number of Shares shall be issued in accordance with Treasury Regulation Section 1.409A-3(d), as may be amended from time to time.
(b)    Delay of Conversion. The conversion of the Units into the Shares under Section 3(a) above, shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

(c)    Delay of Issuance of Shares. To the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly traded companies), any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s Separation from Service will be issuable on the first business day following the expiration of such six (6) month period, unless the Grantee dies during such six (6) month period, in which case, the Shares will be issued to the Grantee’s estate as soon as practicable following his or her death. For purposes of clarity, this Section 3(c) shall not otherwise supersede the Retirement provision set forth in the Notice and, to the extent the Retirement provision applies, any Shares to which the Grantee is entitled following the expiration of the six (6) month period in the foregoing sentence will be settled in accordance therewith, provided that during the period following the date of the Grantee’s Retirement until the date of such settlement or, if earlier, the two-year anniversary of the date of the Grantee’s Retirement, the Grantee has satisfied the non-compete provision set forth in the Notice.
4.    Dividend Equivalents. No dividend equivalents will be payable on any Units.
5.    Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.
6.    Recoupment Policy. Without limiting the generality of any other provision herein regarding the Grantee’s understanding of and agreement to the terms and conditions of the Notice, the Agreement and the Plan, by signing the Notice, the Grantee specifically acknowledges that he or she has read and understands the Raymond James Financial, Inc. Compensation Recoupment Policy, as may be amended from time to time (the “Policy”), and agrees to the terms and conditions of the Policy, including but not limited to the forfeiture and recoupment provisions of Sections 2 and 3 of the Policy.
7.    Taxes.
(a)    Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.
(b)    Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding

Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation through:
(i)    Share Withholding. If permissible under Applicable Law, the Company will, at the Grantee’s election, withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees that, prior to any event in connection with the Award that the Company determines may result in any Tax Withholding Obligation, the Grantee must arrange for the satisfaction of any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above through his or her Raymond James brokerage account. Said brokerage account shall contain sufficient funds or margin availability to satisfy the portion of the Grantee’s Tax Withholding Obligation that is not satisfied by the withholding of Shares, and the Grantee hereby authorizes and directs the Company or any Related Entity to debit his or her Raymond James brokerage account by such amount.
(ii)    By Other Means. If the Grantee does not elect to satisfy the Tax Withholding Obligation pursuant to Section 7(b)(i) above or Share withholding is not permissible under Applicable Law, the Grantee will arrange for the satisfaction of the Tax Withholding Obligation through his or her Raymond James brokerage account. Said brokerage account shall contain sufficient funds or margin availability to satisfy the Grantee’s Tax Withholding Obligation, and the Grantee hereby authorizes and directs the Company or any Related Entity to debit his or her Raymond James brokerage account by such amount.
8.    Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and, subject to Section 16, may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
9.    Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
10.    Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.
11.    Arbitration Agreement. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 2 (the “parties”) agree that any claim, suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be governed by and subject to the terms and conditions of the Arbitration Agreement entered into by and between the Grantee and the Company.
12.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
13.    Nature of Award. In accepting the Award, the Grantee acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)    the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Units, or benefits in lieu of Units, even if Units have been awarded repeatedly in the past;
(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    the Grantee’s participation in the Plan shall not create a right to any employment with the Grantee’s employer and shall not interfere with the ability of the Company or the employer to terminate the Grantee’s employment relationship, if any, at any time;
(e)    in the event that the Grantee is not an employee of the Company or any Related Entity, the Award and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Related Entity;
(f)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(g)    in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or Shares acquired upon vesting of the Award, resulting from the Grantee’s termination by the Company or any Related Entity (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Award, the Grantee irrevocably releases the Company and any Related Entity from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, the Grantee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;
(h)    in the event of the Grantee’s Separation from Service (whether or not in breach of local labor laws), the Grantee’s right to receive Awards under the Plan and to vest in such Awards, if any, will terminate effective as of the date that the Grantee is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the Grantee’s Separation from Service (whether or not in breach of local labor laws), the Committee shall have the exclusive discretion to determine when the Grantee is no longer providing services for purposes of this Award;
(i)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares; and
(j)    the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisers regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
14.    Data Privacy.
(a)    The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this Agreement by and among, as applicable, the Grantee’s employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
(b)    The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
(c)    The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.
15.    Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.
16.    Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A and makes no undertaking to prevent Section 409A from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A.
END OF AGREEMENT